UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2006
Alleghany Corporation
(Exact name of registrant as specified in charter)
Delaware
(State or other jurisdiction of incorporation)

1-9371	51-0283071

(Commission File Number)	(IRS Employer Identification No.)
7 Times Square Tower, 17th Floor
New York, New York 10036
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 752-1356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification of Rights of Security Holders
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
EX-3.3: CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
EX-4.1: SPECIMEN CERTIFICATE REPRESENTING SHARES OF COMMON STOCK
EX-10.1: ASSET PURCHASE AGREEMENT
EX-10.2: LIST OF CONTENTS OF EXHIBITS AND SCHEDULES
EX-10.3: AMENDMENT NO. 1 TO THE CELITE ASSET PURCHASE AGREEMENT
EX-10.4: AMENDMENT NO. 2 TO THE CELITE ASSET PURCHASE AGREEMENT
EX-99.1: PRESS RELEASE

Item 3.03 Material Modification of Rights of Security Holders
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
          On June 20, 2006, in connection with the offering by Alleghany Corporation (the “Corporation”) of its 5.75% mandatory convertible preferred stock (the “Mandatory Convertible Preferred Stock”), the Corporation filed with the Delaware Secretary of State a Certificate of Designations, Preferences and Rights of 5.75% Mandatory Convertible Preferred Stock of Alleghany Corporation (the “Certificate of Designations”). The Certificate of Designations was effective as of the date filed and established the Mandatory Convertible Preferred Stock as an authorized series of the Corporation’s preferred stock, par value $1.00 per share, limited in amount to 1,132,000 shares, and established the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof.
          The Mandatory Convertible Preferred Stock shall rank, as to payment of dividends and distribution of assets upon dissolution, liquidation or winding-up of the Corporation, (a) junior to any class or series of capital stock issued by the Corporation which by its terms ranks senior to the Mandatory Convertible Preferred Stock, (b) junior to all of the existing and future indebtedness of the Corporation, (c) senior to the Common Stock, par value $1.00 per share, of the Corporation (the “Common Stock”) and any other class or series of capital stock issued by the Corporation which by its terms ranks junior to the Mandatory Convertible Preferred Stock and (d) on a parity with any other class or series of capital stock issued by the Corporation, in each case, whether now outstanding or to be issued in the future.
          Holders of the Mandatory Convertible Preferred Stock will be entitled to receive, only when, as and if declared by the board of directors of the Corporation or an authorized committee thereof, out of funds legally available for the payment of dividends under the General Corporation Law of the State of Delaware, cash dividends from the date of first issuance, payable quarterly in arrears on each dividend payment date, at the annual rate of $15.2144 per share. The first quarterly dividend payment will be in the amount of $3.4655 per share of Preferred Stock. The dividend payable on each subsequent quarterly dividend payment date will be $ 3.8036 per share of Preferred Stock.
          If all accrued, cumulated and unpaid dividends on the Mandatory Convertible Preferred Stock have not been paid in full as of the most recent dividend payment date, or shall not have been declared and a sum sufficient for the payment thereof set aside, the Corporation may not: (i) declare or pay any dividend or make any distribution of assets on any junior securities, other than dividends or distributions in the form of junior securities and cash solely in lieu of fractional shares in connection with any such dividend or distribution; (ii) redeem, purchase or otherwise acquire any junior securities or pay or make any monies available for a sinking fund for such junior securities, other than (A) upon conversion or exchange solely for other junior securities, or (B) the purchase of fractional interests in shares of any junior securities for cash pursuant to the conversion or exchange provisions of such junior securities; or (iii) redeem, purchase or otherwise acquire any parity securities, except upon conversion into or exchange for other parity securities or junior securities and cash solely in lieu of fractional shares in connection with any such conversion or exchange.
          This summary is qualified in its entirety by reference to the Certificate of Designations, which is attached as Exhibit 3.3 hereto and is incorporated herein by reference.
Item 8.01 Other Events
           On June 20, 2006, the Corporation issued a press release on the subject of the pricing of the public offering of its Mandatory Convertible Preferred Stock. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
3.3	Certificate of Designations, Preferences and Rights of 5.75% Mandatory Convertible Preferred Stock of Alleghany Corporation.

4.1.	Specimen certificate representing shares of common stock, par value $1.00 per share, of Alleghany Corporation.

10.1	Asset Purchase Agreement dated as of July 1, 1991 among Celite Holdings Corporation, Celite Corporation and Manville Sales Corporation (the “Celite Asset Purchase Agreement”).

10.2	List of Contents of Exhibits and Schedules to the Celite Asset Purchase Agreement.

10.3	Amendment No. 1 dated as of July 31, 1991 to the Celite Asset Purchase Agreement.

10.4	Amendment No. 2 dated as of May 11, 2006 to the Celite Asset Purchase Agreement.

99.1	Press release announcing the pricing of the public offering of Mandatory Convertible Preferred Stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHANY CORPORATION
Date: June 20, 2006	By:	/s/ Jerry G. Borrelli
		Name:	Jerry G. Borrelli
		Title:	Vice President

Index to Exhibits

Exhibit Number	Exhibit Description

3.3	Certificate of Designations, Preferences and Rights of 5.75% Mandatory Convertible Preferred Stock of Alleghany Corporation.

4.1.	Specimen certificate representing shares of common stock, par value $1.00 per share, of Alleghany Corporation.

10.1	Asset Purchase Agreement dated as of July 1, 1991 among Celite Holdings Corporation, Celite Corporation and Manville Sales Corporation.

10.2	List of Contents of Exhibits and Schedules to the Celite Asset Purchase Agreement.

10.3	Amendment No. 1 dated as of July 31, 1991 to the Celite Asset Purchase Agreement.

10.4	Amendment No. 2 dated as of May 11, 2006 to the Celite Asset Purchase Agreement.

99.1	Press release announcing the pricing of the public offering of Mandatory Convertible Preferred Stock.